Exhibit 99.2
EYETECH PHARMACEUTICALS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Eyetech Pharmaceuticals, Inc.
      We have audited the accompanying consolidated balance sheets of Eyetech Pharmaceuticals, Inc. as of December 31, 2003 and 2004, and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eyetech Pharmaceuticals, Inc. at December 31, 2003 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with United States generally accepted accounting principles.

/s/ Ernst & Young LLP
MetroPark, New Jersey
February 11, 2005

EYETECH PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,

	2003	2004

Current assets:
Cash and cash equivalents	$25,013,756	$40,779,860
Marketable securities	106,360,073	170,715,315
Collaboration receivable	2,562,000	91,965,888
Prepaid expenses and other current assets	1,301,027	7,868,007
Total current assets	135,236,856	311,329,071
Property and equipment, net	5,867,582	17,817,388
Restricted cash	5,623,865	5,927,360
Other assets	2,751,375	4,385,189

Total assets	$149,479,678	$339,459,007

Current liabilities:
Accounts payable and accrued expenses	$14,308,103	$25,103,180
Deferred license fee revenue, current portion	5,000,000	13,692,958
Capital lease obligations, current portion	618,350	1,459,544
Deferred rent liability, current portion	171,856	1,038,407

Total current liabilities	20,098,309	41,294,089
Deferred license fee revenue, net of current portion	65,416,663	159,705,676
Capital lease obligations, net of current portion	1,038,279	1,254,645
Other liabilities, net of current portion	425,761	6,066,546
Redeemable convertible preferred stock — $.01 par value; 29,093,695 shares authorized; 25,062,278 and no shares issued and outstanding at December 31, 2003 and 2004, respectively, liquidation preference of $252,053,310 as of December 31, 2003	185,506,532	—
Stockholders’ (deficit) equity:
Convertible preferred stock — $.01 par value; 120,000 and none authorized, issued and outstanding at December 31, 2003 and 2004, respectively; liquidation preference of $225,000 as of December 31, 2003	150,000	—
Preferred stock $.01 par value; 5,000,000 shares authorized, none issued and outstanding at December 31, 2003 and 2004	—	—
Common stock — $.01 par value; 60,000,000 and 125,000,000 shares authorized at December 31, 2003 and 2004, respectively; 4,527,736 issued and 4,102,736 outstanding at December 31, 2003; and 42,329,499 issued and 41,904,499 outstanding at December 31, 2004	45,277	423,295
Additional paid-in capital	28,804,713	382,176,673
Loans to stockholders	(430,666)	—
Deferred compensation	(13,956,265)	(11,817,358)
Treasury stock, at cost	(255,000)	(255,000)
Accumulated other comprehensive income	130,831	(572,984)
Accumulated deficit	(137,494,756)	(238,816,575)

Total stockholders’ (deficit) equity	(123,005,866)	131,138,050

Total liabilities and stockholders’ (deficit) equity	$149,479,678	$339,459,007

See accompanying notes.

EYETECH PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2002	2003	2004

Collaboration revenue:
License fees	$—	$4,583,337	$5,722,499
Reimbursement of development costs	—	36,835,829	43,629,406

Total collaboration revenue	—	41,419,166	49,351,904
Operating expenses:
Research and development	39,663,303	70,931,916	102,738,907
Sales and marketing	—	4,598,588	33,342,575
General and administrative	5,286,707	6,822,949	17,435,387

Total operating expenses	44,950,010	82,353,453	153,516,868

Loss from operations	(44,950,010)	(40,934,287)	(104,164,964)
Interest income	1,808,727	2,171,226	3,810,429
Interest expense	(32,179)	(248,184)	(151,272)

Loss before income taxes	(43,173,462)	(39,011,245)	(100,505,807)
Provision for income taxes	—	(1,688,000)	—

Net loss	(43,173,462)	(40,699,245)	(100,505,807)
Preferred stock accretion	(5,096,282)	(9,160,382)	(816,013)

Net loss attributable to common stockholders	$(48,269,744)	$(49,859,627)	$(101,321,820)

Historical — Basic and diluted net loss attributable to common stockholders per share	$(13.06)	$(12.62)	$(2.70)

Weighted average shares outstanding — historical basic and diluted	3,697,192	3,950,481	37,587,299

Pro forma — Basic and diluted net loss attributable to common stockholders per share (Note 2)		$(1.77)	$(2.56)

Pro forma weighted average shares outstanding — basic and diluted (Note 2)		28,094,165	39,651,420

See accompanying notes.

EYETECH PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
For the Years Ended December 31, 2002, 2003 and 2004

	Series A Convertible
	Preferred Stock		Common Stock
					Additional	Loans to	Deferred
	Shares	Amount	Shares	Amount	Paid-In Capital	Stockholders	Compensation

Balance at December 31, 2001	120,000	150,000	4,152,000	41,520	5,294,812	(300,000)	(203,000)
Warrants issued in connection with the issuance of Series C-2					3,384,794
Deferred compensation related to stock options and restricted Stock, net of cancellations					1,334,763		(1,334,763)
Amortization of deferred compensation							238,600
Exercise of stock options			10,000	100	5,900
Loan to purchase restricted stock					57,000	(102,000)
Repayment of loan to purchase restricted stock						5,000
Options granted to nonemployees					1,048,539
Preferred stock accretion
Net loss
Other comprehensive loss:
Unrealized depreciation on marketable securities
Comprehensive loss

Balance at December 31, 2002	120,000	150,000	4,162,000	41,620	11,125,808	(397,000)	(1,299,163)
Deferred compensation related to stock options, net of cancellations					15,001,255		(15,001,255)
Amortization of deferred compensation							2,344,153
Exercise of stock options			365,736	3,657	280,496	(34,416)
Repayment of loan to purchase restricted stock						750
Options granted to nonemployees					2,397,154
Preferred stock accretion
Net loss
Other comprehensive loss:
Unrealized depreciation on marketable securities
Comprehensive loss

Balance at December 31, 2003	120,000	$150,000	4,527,736	$45,277	$28,804,713	$(430,666)	$(13,956,265)
Deferred compensation related to stock options and restricted stock, net of cancellations					4,729,871		(4,729,871)
Comp charge in connection with acceleration					775,132
Amortization of deferred compensation							6,868,778
Common stock issued pursuant to equity compensation plans			1,651,302	16,513	3,769,701
Conversion of series A convertible preferred stock	(120,000)	(150,000)	120,000	1,200	148,800
Conversion of redeemable convertible preferred stock			27,398,762	273,988	189,189,945
Common stock issued pursuant to cashless exercise of warrants			680,509	6,805	(6,805)
Common stock issued pursuant to IPO, net of offering costs of $14,154,225			7,951,190	79,512	152,741,050
Options granted to non-employees					2,024,266
Repayment of loan by officer						430,666
Net loss
Other comprehensive loss:
Unrealized depreciation on marketable securities
Comprehensive loss

Balance at December 31, 2004	—	—	42,329,499	$423,295	$382,176,673	—	$(11,817,358)

			Other
	Treasury Stock		Comprehensive		Total
			Income	Accumulated	Stockholders’
	Shares	Amount	(Loss)	Deficit	Deficit

Balance at December 31, 2001	500,000	(300,000)	354,695	(39,365,385)	(34,327,358)
Warrants issued in connection with the issuance of Series C-2					3,384,794
Deferred compensation related to stock options, net of cancellations					—
Amortization of deferred compensation					238,600
Exercise of stock options					6,000
Loan to purchase restricted stock	(75,000)	45,000			—
Repayment of loan to purchase restricted stock					5,000
Options granted to nonemployees					1,048,539
Preferred stock accretion				(5,096,282)	(5,096,282)
Net loss				(43,173,462)	(43,173,462)
Other comprehensive loss:
Unrealized depreciation on marketable securities			(121,907)		(121,907)

Comprehensive loss					(43,295,369)

Balance at December 31, 2002	425,000	(255,000)	232,788	(87,635,129)	(78,036,076)
Deferred compensation related to stock options, net of cancellations					—
Amortization of deferred compensation					2,344,153
Exercise of stock options					249,737
Repayment of loan to purchase restricted stock					750
Options granted to nonemployees					2,397,154
Preferred stock accretion				(9,160,382)	(9,160,382)
Net loss				(40,699,245)	(40,699,245)
Other comprehensive loss:
Unrealized depreciation on marketable securities			(101,957)		(101,957)

Comprehensive loss					(40,801,202)

Balance at December 31, 2003	425,000	$(255,000)	$130,831	$(137,494,756)	$(123,005,866)
Deferred compensation related to stock options and restricted stock, net of cancellations Compensation charge in connection with acceleration of options					775,132
Amortization of deferred compensation					6,868,778
Common stock issued pursuant to equity compensation plans					3,786,214
Conversion of Series A convertible preferred stock
Conversion of redeemable convertible preferred stock					189,463,932
Common stock issued pursuant to cashless exercise of warrants
Common stock issued pursuant to IPO, net of offering costs of $14,154,225					152,820,562
Options granted to non-employees					2,024,266
Preferred stock accretion				(816,012)	(816,012)
Repayment of loan by officer					430,666
Net loss				(100,505,807)	(100,505,807)
Other comprehensive loss:
Unrealized depreciation on marketable securities			(703,815)		(703,815)

Comprehensive loss					(101,209,622)

Balance at December 31, 2004	425,000	$(255,000)	$(572,984)	$(238,816,575)	$131,138,050

See accompanying notes.

EYETECH PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2002	2003	2004

Operating activities
Net loss	$(43,173,462)	$(40,699,245)	$(100,505,807)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	316,728	891,177	2,195,911
Loss on disposal of assets	—	31,268	141,765
Noncash stock-based compensation	1,287,134	4,741,307	9,668,176
Loss on lease termination	—	—	2,475,070
Gain on sale of marketable securities	(333,235)	(16,077)	28,470
Changes in operating assets and liabilities:
Collaboration receivable	—	(2,562,000)	(89,403,888)
Prepaid expenses and other current assets	(43,073)	77,643	(6,088,997)
Other assets	—	(260,757)	(3,335,037)
Accounts payable and accrued expenses	1,626,614	6,865,625	11,296,041
Deferred license fee revenue	—	70,416,663	102,981,971
Other liabilities	498,212	(44,859)	4,032,265

Net cash provided by (used in) operating activities	(39,821,082)	39,440,745	(66,514,060)
Investing activities
Purchases of property and equipment	(582,330)	(3,778,026)	(12,532,316)
Purchase of marketable securities	(136,447,734)	(400,556,838)	(3,382,237,258)
Proceeds from sale of marketable securities	126,796,094	357,470,013	3,317,149,730
Increase in restricted cash	(1,084,543)	(2,958,225)	(303,495)
Repayment of loan to stockholders	255,000	750	430,666
Increase in prepaid expenses and other current assets	(39,538)	(407,663)	(477,983)
Increase in other assets	(839,395)	(1,701,223)	—

Net cash (used in) investing activities	(11,942,446)	(51,931,212)	(77,970,655)
Financing activities
Proceeds from issuance of common stock	6,000	249,737	154,521,783
Proceeds from exercise of stock options	—	—	3,786,214
Proceeds from issuance of redeemable convertible preferred stock and warrants, net	54,154,200	32,022,769	2,640,427
Repayment of capital lease obligations	(127,184)	(560,128)	(697,605)

Net cash provided by financing activities	54,033,016	31,712,378	160,250,818

Net increase in cash and cash equivalents	2,269,488	19,221,911	15,766,104
Cash and cash equivalents at beginning of period	3,522,357	5,791,845	25,013,756
Cash and cash equivalents at end of period	$5,791,845	$25,013,756	$40,779,860

Noncash financing and investing activities
Fixed assets capitalized using capital leases	$2,355,686	$—	$1,755,166

Loans to stockholders in connection with exercise of stock options and stock purchase	$102,000	$34,416	$—

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$32,179	$248,184	$151,272

Income taxes paid	$—	$1,709,890	$—

See accompanying notes.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

1.	Organization and Description of Business
      Eyetech Pharmaceuticals, Inc. and its wholly owned subsidiaries (collectively, “Eyetech” or the “Company”), is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. The Company’s initial focus is on diseases affecting the back of the eye, particularly the retina. In December 2004, the Company received approval from the FDA to market its first product, Macugen® (pegaptanib sodium injection), for the treatment of neovascular (wet) age-related macular degeneration, known as neovascular AMD, in the United States. The Company began selling Macugen in the United States in January 2005. Macugen is being sold to a limited number of specialty distributors who in turn sell Macugen to physicians, physician group practices, hospitals, federal government buying groups and clinics. The Company is also further developing Macugen for the treatment of neovascular AMD and developing Macugen for the treatment of diabetic macular edema, known as DME, which is a complication of diabetic retinopathy, and retinal vein occlusion, known as RVO, and other agreed upon ophthalmic indications.
      The Company formed a wholly owned subsidiary in Ireland in 2002. There has been no activity in this company since inception in 2002. In November 2004, concurrent with the acquisition of a potential second-source manufacturing facility for Macugen, the Company established a wholly owned subsidiary to hold these assets. Revenues and expenses from this acquisition were not material to the Company’s results at December 31, 2004. The Company operates in a single business segment.
      On February 4, 2004, the Company successfully completed an initial public offering (IPO) of its common stock. The IPO consisted of the sale of 6,500,000 shares of common stock at a price of $21.00 per share. As part of the offering, the Company granted to the underwriters an option to purchase an additional 975,000 shares within 30 days of the IPO to cover over-allotments. This option was exercised in tandem with the IPO. In addition, 476,190 shares of common stock were purchased concurrently with the IPO by Pfizer for $10,000,000 as part of its commitment under Pfizer’s collaboration with the Company. (Note 11)
      Net proceeds from the IPO, including the sale of stock to Pfizer, after deducting underwriter’s discounts and commission and offering expenses were $152,821,000. An additional $2,600,000 was received for the issuance of 469,360 shares of preferred stock in connection with the exercise of preferred stock warrants. An additional 1,867,124 shares of preferred stock were issued on a cashless basis to the holders of 2,728,661 preferred stock warrants, who surrendered 861,567 preferred stock warrants as payment for those shares. All outstanding shares of preferred stock, including those shares issued in connection with warrant exercises, automatically converted to common shares upon the completion of the IPO.

2.	Basis of Presentation and Significant Accounting Policies

Consolidation
      The accompanying consolidated financial statements include the accounts of Eyetech Pharmaceuticals, Inc. and its wholly owned subsidiaries. All material intercompany account balances and transactions have been eliminated in consolidation.

Use of Estimates
      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004

Cash Equivalents
      The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2004 the Company has substantially all of its cash and cash equivalents deposited with one financial institution.

Marketable Securities
      Marketable securities are classified as “available-for-sale” and are carried at market value with unrealized gains and losses reported as other comprehensive income or loss, which is a separate component of stockholders’(deficit) equity.

Restricted Cash
      Restricted cash of $5,927,000 at December 31, 2004 collateralizes $5,927,000 of outstanding letters of credit associated with the leases of the Company’s office and laboratory facilities. The funds are invested in certificates of deposit (Note 13).

Concentration of Credit Risk
      Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash equivalents and marketable securities. The Company has established guidelines relating to diversification and maturities that allows the Company to manage risk.

Fair Value of Financial Instruments
      The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts payable and accrued expenses, approximate their fair values. The estimated fair value of the redeemable convertible preferred stock at December 31, 2003 was $526,000,000, based on the IPO common stock value of $21.00 per share. At December 31, 2004, the redeemable convertible preferred stock has been converted to common stock.

Inventory
      At December 31, 2004, the Company has not capitalized any inventory as all costs associated with Macugen’s active pharmaceutical ingredient and work in process were expensed as research and development costs prior to the approval by the FDA of Macugen on December 17, 2004. There were no finished goods as of December 31, 2004.

Property and Equipment
      Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Leasehold improvements are amortized over the estimated useful lives of the assets or related lease terms, whichever is shorter.

Impairment of Long-Lived Asset
      The Company assesses impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). Assessments of the recoverability of long-lived assets are conducted when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based upon the ability to recover the asset from the expected future

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004
undiscounted cash flows of related operations. No events have been identified that caused an evaluation of the recoverability of the long-lived assets for the years ended December 31, 2002, 2003 and 2004.

Revenue Recognition
      Revenues associated with the Company’s collaboration with Pfizer consist of non-refundable, up-front license fees and reimbursement of development expenses.
      The Company uses revenue recognition criteria outlined in Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” and Emerging Issues Task Force (“EITF”) Issue 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). Accordingly, revenues from licensing agreements are recognized based on the performance requirements of the agreement. Non-refundable up-front license fees, where the Company has an ongoing involvement or performance obligation, are generally recorded as deferred revenue in the balance sheet and amortized into license fees in the statement of operations over the term of the performance obligation. The Company also receives non-refundable license payments based on the achievement of certain regulatory and sales events. The Company records deferred license revenue when all contractual obligations related to a non-refundable payment have been satisfied and amortizes the payments into license fees in the statement of operations over the remaining term of the related performance obligation.
      Revenues derived from reimbursements of costs associated with the development of Macugen are recorded in compliance with EITF Issue 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent” (“EITF 99-19”), and EITF Issue 01-14, “Income Statement Characterization of Reimbursements Received For “Out-of-Pocket” Expenses Incurred” (“EITF 01-14”). According to the criteria established by these EITF Issues, in transactions where the Company acts as a principal, with discretion to choose suppliers, bears credit risk and performs part of the services required in the transaction, the Company has met the criteria to record revenue for the gross amount of the reimbursements.

Research and Development Costs
      Research and development costs are expensed as incurred.

Stock-Based Compensation
      In December 2002, SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123” (“SFAS No. 148”) was issued. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). The Company adopted the disclosure requirements of SFAS No. 148 effective December 31, 2002. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting prescribed in APB No. 25 and, accordingly, does not recognize compensation expense for stock option grants made at an exercise price equal to or in excess of the fair market value of the stock at the date of grant.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004
      Had compensation cost for the Company’s outstanding employee stock options been determined based on the fair value at the grant dates for those options consistent with SFAS No. 123, the Company’s net loss and basic and diluted net loss per share, would have been changed to the following pro forma amounts:

	Year Ended December 31,

	2002	2003	2004

Net loss attributable to common stockholders, as reported	$(48,269,744)	$(49,859,627)	$(101,321,820)
Add: Non-cash employee compensation as reported	238,600	2,344,153	6,868,778
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(350,877)	(2,450,510)	(11,973,703)

SFAS No. 123 pro forma net loss	$(48,382,021)	$(49,965,984)	$(106,426,745)

Basic and diluted loss attributable to common stockholders per share, as reported	$(13.06)	$(12.62)	$(2.70)

Basic and diluted loss attributable to common stockholders per share, SFAS No. 123 pro forma	$(13.09)	$(12.65)	$(2.83)

Unaudited pro forma basic and diluted net loss attributable to common stockholders per share, SFAS No. 123 pro forma		$(1.78)	$(2.68)

      SFAS No. 123 pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its stock-based employee compensation under the fair value method prescribed in SFAS No. 123. For periods prior to our IPO on February 4, 2004, the fair value of the options was estimated at the date of grant using the minimum value pricing model. Subsequent to that date the Company began using the Black-Scholes option pricing model. The following assumptions have been used to compute fair market value under each model:

	Year Ended December 31,

	2002	2003	2004

Volatility	—	—	72%
Risk-free interest rate	3.5% - 5.0%	2.8% - 4.2%	3.9% - 4.75%
Dividend yield	0%	0%	0%
Expected life	7 years	5 years	5 years
      The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. Pro forma compensation related to stock option grants is expensed over their respective vesting periods.
      The Company accounts for options issued to non-employees under SFAS 123 and EITF Issue 96-18, “Accounting for Equity Investments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods or Services” (“EITF 96-18”). As such, the value of such unvested options is periodically re-measured and income or expense is recognized during their vesting terms.

Comprehensive Loss
      The Company reports comprehensive loss in accordance with SFAS No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS 130 establishes rules for the reporting and display of comprehensive loss and its components. SFAS No. 130 requires unrealized gains on available-for-sale securities to be included in other comprehensive loss.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004

Income Taxes
      The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Net Loss Per Share
      The Company computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”). Under the provisions of SFAS No. 128, basic net loss per common share (“Basic EPS”) is computed by dividing net loss by the weighted-average number of common shares outstanding, excluding shares of common stock which are subject to repurchase and are not vested. Diluted net loss per common share (“Diluted EPS”) is computed by dividing net loss by the weighted-average number of common shares, excluding shares of common stock which are subject to repurchase and are not vested and dilutive common share equivalents then outstanding. Common share equivalents consist of the incremental common shares issuable upon the conversion of preferred stock, shares issuable upon the exercise of stock options and the conversion of preferred stock upon the exercise of warrants. Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive.

Pro Forma Information (Unaudited)
      Pro forma basic and diluted net loss per share is computed using the weighted average number of common shares outstanding, including the pro forma effects of the automatic conversion of all outstanding convertible preferred stock into shares of the Company’s common stock effective upon the closing of the Company’s IPO, as if such conversion had occurred at the date of the original issuance. Accordingly, pro forma basic and diluted net loss per common share has been calculated assuming the preferred stock was converted as of the original date of issuance of the preferred stock. Pro forma weighted average shares of 28,094,165 and 39,651,420 is based on the weighted average conversion of 24,143,684 and 2,064,121 shares of our convertible preferred stock for the year ended December 31, 2003 and 2004, respectively.

Reclassification
      Certain prior period amounts have been reclassified to conform to current year presentation.

Recently Issued Accounting Pronouncements
      On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), which is a revision of FASB Statement No. 123 (“SFAS No. 123”), “Accounting for Stock-Based Compensation”. SFAS No. 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), and amends SFAS No. 95, “Statement of Cash Flows” (“SFAS No. 95”). Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure will no longer be allowable.
      SFAS No. 123(R) must be adopted no later than July 1, 2005. Early adoption will be permitted in periods in which financial statements have not yet been issued. The Company expects to adopt SFAS No. 123(R) on July 1, 2005.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004
      The Company will adopt the “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date.
      As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)’s fair value method will have a significant impact on the Company’s results of operations, although it will have no impact on the Company’s overall financial position. The impact of adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income and earnings per share in Note 2 to the Company’s consolidated financial statements.

3.	Available for Sale Investments
      Available for sale investments consist primarily of federal agency notes, asset backed securities, mortgage backed securities, corporate debt, United States treasury notes and municipal bonds. The following is a summary of available for sale investments as of December 31, 2003 and 2004:

		Gross	Gross
		Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

December 31, 2003
Maturities within one year:
Corporate notes	$24,386,443	$9,725	$(7,720)	$24,388,448
Federal agency notes	23,951,489	10,670	(1,695)	23,960,464
Asset-backed securities	32,023,764	100,669	(2,463)	32,121,970

	80,361,696	121,064	(11,878)	80,470,882

Maturities between one to two years:
Corporate notes	16,316,113	12,833	(3,658)	16,325,288
Federal agency notes	6,909,507	1,031	(14,664)	6,895,874
Mortgage-backed securities	730,202	8,486	—	738,688
Municipal bonds	1,911,724	17,617	—	1,929,341

	25,867,546	39,967	(18,322)	25,889,191

Total	$106,229,242	$161,031	$(30,200)	$106,360,073

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004

		Gross	Gross
		Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

December 31, 2004
Maturities within one year:
Corporate notes	$42,226,280	$4,417	$(85,206)	$40,717,367
Federal agency notes	10,181,803	2,851	(16,566)	10,025,965

	52,408,083	7,268	(101,773)	50,743,332

Maturities between one to two years:
Corporate notes	45,891,785	6,714	(197,840)	45,370,563
Federal agency notes	9,140,212	987	(93,782)	8,980,323
Mortgage-backed securities	3,479,739	—	(17,991)	3,404,501
Asset-backed securities	52,746,356	6,448	(129,770)	52,032,551
Municipal bonds	3,309,543	10,870	—	3,248,732
U.S. Treasury Notes	6,997,773	—	(62,845)	6,935,313

	121,565,408	25,019	(502,227)	119,971,983

Total	$173,973,491	$32,287	$(604,000)	$170,715,315

4.	Property and Equipment
      Property and equipment consists of the following:

	December 31,

	2003	2004

Furniture and office equipment	$562,826	$965,028
Computer equipment	1,728,918	3,626,825
Laboratory equipment	4,348,071	7,082,596
Manufacturing equipment	—	5,115,637
Leasehold improvements	559,108	4,554,554

	7,198,923	21,344,640
Accumulated depreciation and amortization	(1,331,341)	(3,527,252)

	$5,867,582	$17,817,388

      Included in property and equipment are assets recorded under capital leases with a cost of approximately $2,355,686 and $4,110,852 at December 31, 2003 and 2004, respectively. Amortization of the assets recorded under capital leases is included with depreciation expense. The accumulated amortization related to these assets under capital leases was approximately $649,000 and $1,149,000 at December 31, 2003 and 2004, respectively.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004

5.	Accounts Payable and Accrued Expenses
      Accounts payable and accrued expenses consist of the following:

	December 31,

	2003	2004

Milestones	$—	$6,000,000
Clinical development expenses	3,862,646	3,725,479
Manufacturing expenses	2,469,740	2,597,638
Payroll and related expenses	2,483,688	6,272,244
Professional fees	1,876,267	1,516,321
Collaboration payable	715,000	2,142,000
Other expenses	2,900,762	2,849,499

	$14,308,103	$25,103,180

6.	Redeemable Convertible Preferred Stock and Stockholders’ (Deficit) Equity

Common Stock
      As of December 31, 2004, the Company is authorized to issue 125,000,000 shares of common stock and 5,000,000 shares of preferred stock issuable in one or more series to be designated by the Company’s Board of Directors. Each holder of common stock is entitled to one vote for each share of common stock held of record on all matters on which stockholders generally are entitled to vote.
      The Company had reserved shares of common stock for issuance as follows:

	December 31,

	2003	2004

Common stock options and restricted stock grants	9,049,250	7,688,783
Conversion of Series A preferred stock	120,000	—
Conversion of Series B preferred stock	5,790,331	—
Conversion of Series C-1 and C-2 preferred stock	16,524,694	—
Conversion of Series D preferred stock	2,747,253	—
Exercise of warrants to purchase Series B, C-1 and C-2 preferred stock	4,031,414	—

	38,262,942	7,688,783

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004

Convertible Preferred Stock
      The following table provides details of the issuance of preferred stock by the Company:

Preferred				Converted at IPO	Outstanding at
Issue	Issue Date	Shares	Proceeds	to Common	12/31/04

Series A	March 2000	120,000	$150,000	120,000	—
Series B	April 2000	5,766,332	$34,473,000	5,766,332	—
Series B	January 2001	20,666	$124,000	20,666	—
Series C-1	July 2001	7,964,229	$53,461,000	7,964,229	—
Series C-2	August 2001	7,521,777	$54,157,000	7,521,777	—
Series D	December 2002	2,747,253	$24,737,000	2,747,253	—

Totals		24,140,257	$167,102,000	24,140,257	—

      Concurrent with the closing of the Company’s IPO in February 2004, all outstanding shares of preferred stock were converted on a one to one basis into common stock.

Preferred Stock Warrants
      The following table provides details of the issuance of warrants in connection with the sale of preferred stock by the Company:

							Warrants
							Surrendered
Preferred			Exercise	Fair Value	Cash	Cashless	in Cashless	Outstanding
Stock Series	Issue Date	Warrants	Price	at Issuance	Exercise	Exercise	Exercise	at 12/31/04

Series B	March 2000	1,142,902	$6.00	$1,040,000	149,566	709,517	283,819	—
Series C-1	July 2001	1,592,846	$6.80	$2,134,000	688,134	611,746	292,966	—
Series C-2	August 2001	1,504,354	$7.20	$3,385,000	673,681	545,861	284,812	—

Total		4,240,102		$6,559,000	1,511,381	1,867,124	861,597	—

      Proceeds from the exercises of warrants aggregated $7,286,000 and $2,640,000 through December 31, 2003 and 2004, respectively. In addition, other warrant holders exercised warrants, utilizing the cashless exercise provisions of the warrant agreements, to purchase 1,867,124 by exchanging 861,597 warrants at the IPO price of $21.00 per share. At completion of the IPO, 833,333 warrants to purchase Series B redeemable convertible preferred stock automatically converted into warrants to purchase 833,333 shares of common stock. These warrants were exercised through the surrender of 152,824 warrants at an average market price of $26.72. No warrants remain outstanding at December 31, 2004.

Voting
      Preferred stockholders were entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock was convertible.

Dividends
      The holders of Series A, Series B, Series C-1, Series C-2 and Series D were entitled to annual non-cumulative dividends when, and if, declared, prior and in preference to any dividends payable on common stock, at a rates from $0.10 per share to $0.73 per share. In connection with the conversion of preferred stock into common stock upon the completion of the IPO, all dividend rights ceased.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004

Liquidation
      In the event of a defined liquidation event (“Liquidation Event”), that results in the transfer of 50% or more of the outstanding voting power of the Company or a sale of substantially all the assets of the Company, preferred stockholders were entitled to, prior and in preference to any other stockholders, a liquidation preference distribution of the sum of 1.5 times the original per share purchase price paid to the Company, plus all declared and unpaid dividends. The Series B, Series C-1, Series C-2 and Series D preferred stockholders rank senior in preference to the Series A preferred stockholders. After payment of full preferential amounts to preferred stockholders, the remaining assets shall be distributed ratably among the holders of common stock.
      The following table summarizes convertible preferred stock issued and outstanding (excluding preferred stock warrants of 4,031,414), with liquidation preferences for each series at December 31, 2003:

	Authorized	Issued and	Liquidation
	Shares	Outstanding	Preference

Series A	120,000	120,000	$225,000
Series B	7,763,233	5,790,331	52,112,979
Series C-1	9,557,077	8,496,054	86,659,751
Series C-2	9,026,132	8,028,640	86,709,312
Series D	2,747,253	2,747,253	37,500,003

	29,213,695	25,182,278	$263,207,045

      In connection with the conversion of preferred stock into common stock upon the completion of the IPO, all liquidation rights ceased.

Conversion
      Each holder of preferred stock had the ability to convert at any time, at its option, shares of preferred into common stock on a one-for-one basis subject to certain adjustments. All series of preferred stock were converted into common shares at the completion of the IPO.

Redemption
      At any time on or after July 20, 2010, the Company shall redeem for cash convertible preferred stock at the greater of the sum of 1.5 times the original series issue price plus declared but unpaid dividends or the amount per share as would have been payable had each share been converted into common stock. Accordingly, through the closing date of the Company’s IPO, the Company recorded and accreted the Series B, Series C-1, Series C-2 and Series D to its defined redemption value. In connection with the conversion of preferred stock to common upon completion of the IPO, all redemption rights ceased.

7.	Stock Options
      The Company maintains several equity compensation plans and has reserved a maximum of 4,400,000 shares under the Company’s 2003 Stock Incentive Plan (the “2003 Incentive Plan”), 500,000 shares under the Company’s 2003 Employee Stock Purchase Plan (the “2003 Purchase Plan”), 8,175,000 shares under the Company’s 2001 Stock Option Plan (the “2001 Plan”) and 2,747,500 shares for stock options granted prior to the adoption of the 2001 Plan. Stock options and restricted stock awards may be granted to employees and consultants. Beginning in 2005, the 2003 Incentive Plan, is subject to annual increases in accordance with the terms of the 2003 Incentive Plan. Upon effectiveness of the 2003 Incentive

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004
Plan at completion of the Company’s IPO, the Company stopped granting stock options or other awards under the Company’s 2001 Plan.
      Granted stock options generally vest over a four-year period with substantially all options vesting with respect to 25% of the shares on the first anniversary of the grant date and thereafter in thirty-six monthly installments and restricted stock awards typically vest 25% per year over a four year period. Options expire ten years from date of grant. Additionally, under the terms of the 2001 Plan, granted options may be exercised immediately into restricted shares. Options that are exercised into restricted shares of common stock continue to vest under the original terms of the related options. Under the terms of the Plan, should the employee terminate employment with the Company, the Company may repurchase those shares that are unvested at the termination date at the original purchase price.
      The following table summarizes option activity for the Company:

	Common Stock	Weighted-Average
	Options	Exercise Price

Outstanding at January 1, 2002	1,983,500	$1.24
Granted	1,885,000	1.38
Exercised	(10,000)	0.60
Cancelled	(105,084)	0.89

Outstanding at December 31, 2002	3,753,416	$0.98
Granted	1,518,500	5.18
Exercised	(365,736)	0.78
Cancelled	(209,264)	2.33

Outstanding at December 31, 2003	4,696,916	$2.30
Granted	2,683,919	34.97
Exercised	(1,547,711)	1.99
Cancelled	(450,495)	8.58

Outstanding at December 31, 2004	5,382,629	$18.16

      The following table summarizes information about vested stock options outstanding:

	December 31,

	2002	2003	2004

Vested stock options	1,210,891	1,844,793	1,490,855
Weighted average exercise price	$0.60	$0.87	$3.17

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004
      The following table summarizes information about stock options outstanding at December 31, 2004:

				Stock Options
				Outstanding and
	Stock Options Outstanding			Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
		Remaining	Exercise		Exercise
Range of Exercise Prices	Shares	Contractual Life	Price	Shares	Price

$ 0.60 to $ 1.40	1,437,234	6.71	$1.01	1,437,234	$1.01
$ 1.41 to $10.00	1,443,706	8.42	4.48	1,443,706	4.48
$10.01 to $30.00	1,018,927	9.11	28.63	117,926	18.15
$30.01 to $47.95	1,482,762	9.67	40.90	—

Total	5,382,629	8.44	$18.16	2,998,866	$3.39

      In connection with the granting of employee stock options and restricted stock awards in 2002, 2003 and 2004, the Company recorded deferred compensation, net of forfeitures and cancellations of approximately $1,335,000, $15,001,000 and $4,730,000, respectively. Deferred compensation is being amortized over the vesting period of the grants resulting in non-cash stock-based compensation expense of approximately $239,000, $2,344,000 and $6,869,000 for the years ended December 31, 2002, 2003 and 2004, respectively. Included in the calculation of deferred compensation and compensation expense for 2004 were 121,626 shares of restricted stock that the Company granted to employees only.
      For the years ended December 31, 2002, 2003, and 2004, the Company granted a total of 137,500, 5,000 and 22,500 respectively, in stock options to certain consultants and Scientific Advisory Board members. The Company has accounted for these options in accordance with EITF 96-18 and, accordingly, recorded non-cash expense of $1,049,000, $2,397,000 and $2,024,000 for the years ended December 31, 2002, 2003, and 2004, respectively. The Company will continue to re-measure the fair value of unvested stock options to these consultants and Scientific Advisory Board members until vesting is complete.
      On September 10, 2003, the Company’s Board of Directors approved the Company’s 2003 Stock Incentive Plan (the “2003 Incentive Plan”). The 2003 Incentive Plan, which was approved by stockholders in December 2003, became effective on February 4, 2004, the date that the registration statement relating to the Company’s IPO was declared effective.
      On September 10, 2003, the Company’s Board of Directors approved the Company’s 2003 Employee Stock Purchase Plan (the “2003 Purchase Plan”). The 2003 Purchase Plan, which was approved by stockholders in December 2003, became effective on February 4, 2004, the date that the registration statement relating to the Company’s IPO was declared effective. Under the 2003 Purchase Plan, 500,000 shares of common stock are reserved for sale to participating employees at an amount equal to 85% of the lower of the closing price of our common stock on the first day or the last day of the offering period. During the year ended December 31, 2004, 39,715 shares were issued to employees at a price of $17.85, resulting in proceeds of $709,000. The 2003 Purchase Plan qualifies under the requirements of Section 423 of the Internal Revenue Code as a non-compensatory plan and is therefore considered under APB 25 to be non-compensatory. As a result, the Company did not record any expense in connection with the 2003 Purchase Plan during the year ended December 31, 2004.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004

8.	Loss Per Share
      The following table sets forth the computation of basic and diluted net loss attributable to common stockholders per share.

	Year Ended December 31,

	2002	2003	2004

Numerator:
Net loss	$(43,173,462)	$(40,699,245)	$(100,505,807)
Preferred stock accretion	(5,096,282)	(9,160,382)	(816,013)

Numerator for basic and diluted net loss attributable to common stockholders per share — net loss attributable to common stockholders	$(48,269,744)	$(49,859,627)	$(101,321,820)

Denominator:
Denominator for basic and diluted net loss attributable to common stockholders per share — weighted average shares	3,697,192	3,950,481	37,587,299

Basic and diluted net loss attributable to common stockholders per share	$(13.06)	$(12.62)	$(2.70)

Denominator for unaudited pro forma basic and diluted net loss attributable to common stockholders per share — weighted average shares (Note 2)		28,094,165	39,651,420

Unaudited pro forma basic and diluted net loss attributable to common stockholders per share (Note 2)		$(1.77)	$(2.56)

      The following table shows dilutive common share equivalents outstanding, which are not included in the above historical calculations, as the effect of their inclusion is anti-dilutive during each period:

	Year Ended December 31,

	2002	2003	2004

Preferred stock	21,393,004	25,182,278	—
Options	3,753,416	4,696,916	5,382,629
Warrants	5,073,435	4,031,414	—

	30,219,855	33,910,608	5,382,629

9.	Income Taxes
      At December 31, 2004, the Company has a net operating loss for federal income tax purposes of approximately $174,804,000, of which $24 million is attributable to stock option exercises, which begins to expire in 2020.
      The Company has research and development tax credit carryforwards at December 31, 2004 of approximately $3,458,107, which will begin to expire in 2022. The Company also has alternative minimum tax credit carryforwards at December 31, 2004 of approximately $666,556, which are available for use against the Company’s regular tax liability in the future. If an ownership change, as defined under Internal Revenue Code Section 382, occurs, the use of these carry forwards may be subject to limitation.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004
      Provision for income tax at December 31, 2002, 2003 and 2004 consists of:

	2002	2003	2004

Current Federal alternative minimum tax	$—	$833,000	$—
Current State taxes	—	855,000	—

	$—	$1,688,000	$—

      Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets relate primarily to net operating loss carryforwards and deferred license fee revenue. The change in valuation allowance was approximately $17,703,000 and $51,764,000 for the years ended December 31, 2003 and 2004, respectively. At December 31, 2003 and 2004, a valuation allowance was recorded to fully offset the net deferred tax asset. Significant components of the Company’s deferred tax assets are as follows:

	Year Ending December 31,

	2003	2004

Deferred tax assets:
Net operating loss carryforwards	$17,326,000	$69,921,000
Stock-based compensation	2,286,000	—
Start-up costs, net of amortization	122,000	9,000
Deferred license fee revenue	28,167,000	26,167,000
Alternative minimum tax credit	833,000	667,000
Research and development tax credit	1,027,000	3,458,000
Deferred rent liability	197,000	2,813,000

Total gross deferred tax assets	49,958,000	103,035,000

Deferred tax liabilities:
Depreciation	(993,000)	(2,306,000)

Total gross deferred tax liabilities	(993,000)	(2,306,000)

Valuation allowance	(48,965,000)	(100,729,000)

Net deferred tax assets	$—	$—

      A reconciliation of the statutory tax rates and the effective tax rates for the years ended December 31, 2002, 2003 and 2004 is as follows:

	Year Ended
	December 31,

	2002	2003	2004

Statutory rate	(34)%	(34)%	(34)%
State and local income taxes (net of federal tax benefit)	(6)	(4)	(6)
Tax credits	—	(3)	(2)
Change in valuation allowance	40	45	42

	0%	4%	0%

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004

10.	Loans to Stockholders
      The Company had made loans to certain current and former executive officers and a consultant in connection with the exercise of stock options and purchases of common stock from the Company. The total outstanding balance of these loans at December 31, 2003 was $430,666 and was collateralized by 633,333 shares of common stock, which were held by the Company. During the year ended December 31, 2004, these loans were repaid in full and the common stock collateral was released by the Company. At December 31, 2004, the Company has no outstanding loans to stockholders.

11.	Collaboration Agreements
      In March 2000, the Company licensed the rights to certain technology from a corporate licensor in exchange for an up-front license fee of $7,000,000 and a warrant to purchase 833,333 shares of Series B convertible preferred stock at an exercise price of $6.00 per share. The warrant was converted to a warrant to purchase common shares at the close of the Company’s IPO and is exercisable at any time through March 30, 2005. During 2004, the warrant was exercised into 680,509 shares of common stock on a cashless basis in exchange for the surrender of 152,824 warrants. During 2004, the Company recognized as research and development expense $8,000,000 in license fees in connection with regulatory filings and will pay an additional $7,000,000 in connection with the commercial launch of Macugen in 2005. In addition, the Company may be required to make additional payments aggregating up to $10,000,000 upon the achievement of future development and commercial launch milestones specified in the licensing agreement.
      In December 2001, the Company signed a license agreement for the nonexclusive rights to certain technology from a corporate licensor in exchange for an initial irrevocable and nonrefundable license fee of $2,000,000, which was paid in 2002. During 2004, the Company recorded $1,000,000 in license fees upon filing with the FDA for marketing approval of Macugen. At the time FDA approval of Macugen was received, the Company recorded $3,000,000 in license fees payable on this license agreement and will amortize this amount over the remaining life of the patent on the licensed technology. Additionally, the Company may be required to make additional payments aggregating up to $2,750,000 upon the achievement of specified regulatory milestones with respect to the use of Macugen for other therapeutic indications.
      In February 2002, the Company entered into a license, manufacturing and supply agreement for the use of certain technology rights to certain patents of a component of Macugen. The contract calls for specified pricing based on quantities purchased. The Company paid an up-front license fee of $1,500,000 at signing. For the year ended December 31, 2004, the Company recognized $1,500,000 as research and development expense in license fees paid in connection with regulatory filings for Macugen. At December 31, 2004, the Company recorded $3,000,000 due this licensor as prepaid royalty expense which will be credited against future royalties due the licensor in connection with sales of Macugen.
      In December 2002, Pfizer and the Company entered into several concurrent agreements to jointly develop and commercialize Macugen. Under the terms of the agreement, which became effective February 3, 2003 when government approval was obtained, Pfizer made initial payments of $100,000,000 which included the purchase of 2,747,253 shares of the Company’s Series D preferred stock for $24,736,944, net of issuance costs and a $75,000,000 initial license fee which is being amortized over the expected term of the agreement (estimated at 15 years). In addition, Pfizer agreed to purchase from the Company, up to an additional $25,000,000 of the Company’s capital stock at the then current market price upon the completion of certain events, including $10,000,000 of the Company’s common stock at the IPO price concurrently with the successful completion of an IPO. Concurrent with the IPO during 2004, Pfizer purchased 476,190 shares of common stock at $21.00 per share and is obligated to purchase the remaining $15,000,000 of common stock in connection with the approval of Macugen. (Note 16)

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004
      During 2004, the Company received an additional $15.5 million in license fees based on regulatory filings in the United States and European Union and has recorded a receivable of $90 million in connection with the FDA approval of Macugen. These license fees are being amortized over the remaining expected term of the agreement (estimated at approximately 13 years).
      Based on the achievement of certain specified worldwide regulatory submission and approvals, the Company would be eligible to receive up to an additional $90,000,000 in license payments. The Company also has the potential to receive up to an additional $450,000,000 in milestone payments, which are contingent upon successful commercialization of Macugen and which are based on attainment of agreed-upon sales levels. Pfizer may terminate the collaboration relationship upon six to twelve months’ prior notice, depending on when such notice is given.
      Upon commercial launch in 2005, Macugen will be co-promoted by the Company and Pfizer in the United States where Eyetech will have an ophthalmology sales force, maintain the inventory and book all United States product sales. The Company and Pfizer will share in profits and losses from the sale of Macugen products in the United States. Outside the United States, Pfizer will market the product exclusively under a license, for which the Company will receive royalty income.
      Under the terms of the agreement, both parties will expend funds related to the co-promotion and development of Macugen. Pfizer will generally fund a majority of the ongoing development costs incurred pursuant to an agreed upon development plan covering the development of Macugen for AMD, DME, RVO and other agreed upon ophthalmic indications. In certain instances, the Company will reimburse Pfizer for the Company’s share of costs that Pfizer incurs.
      The following table details the revenues and expenses incurred for research and development and marketing expenses in connection with this agreement:

	Year Ended December 31,

	2003	2004

License fee amortization	$4,583,337	$5,722,499
Reimbursement of development expense	$36,835,829	$43,629,406
Development and marketing expense	$3,305,552	$8,224,000
Payments received from Pfizer	$31,683,277	$41,329,917
Collaboration Receivable and Payable:
Collaboration receivable	$2,562,000	$294,000
Equipment receivable	$—	$1,671,888
Milestone receivable	$—	$90,000,000

Total Receivable	$2,562,000	$91,965,888
Deferred license fee revenue	$70,416,633	$170,213,235
Deferred collaboration revenue		$3,185,399
Collaboration payable	$715,000	$2,142,000

Total Deferred Revenues and Payable *	$71,131,663	$175,540,634

*	Deferred license fee revenues are payments received in connection with up-front license fees and are amortized to license fee revenue over the life of the contract. Deferred collaboration revenues are payments received in advance of the incurrence of collaboration costs and costs related to the reimbursement of certain capital expenditures. Collaboration payable represents the Company’s share of costs incurred by Pfizer which the Company is contractually liable to pay to Pfizer.

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004

12.	Capital Leases
      The Company leases laboratory equipment and other equipment under capital leases that bear interest from 8.6% to 10.1% and expire in 2006. The following is a schedule of the future minimum lease payments under these capital leases as of December 31, 2004:

Year Ending December 31,

2005	$1,625,844
2006	1,329,057

Total	2,954,901
Less amount representing interest	240,712

Present value of the minimum lease payments	2,714,189
Less current portion of capital lease obligations	1,459,544

$1,254,645

13.	Commitments
      The Company leases office and laboratory space in New York, New York, Cedar Knolls, New Jersey and Lexington, Massachusetts. Under existing lease agreements, the Company has secured bank letters of credit totaling approximately $5,927,000, which are fully cash collateralized and the cash is categorized as restricted cash in the balance sheet.
      Rent expense for the years ended December 31, 2002, 2003 and December 31, 2004 was approximately $1,380,000, $1,316,000, and $4,806,000, respectively. In connection with the Company’s decision to relocate its corporate headquarters in New York, New York and its research laboratories in Woburn, Massachusetts, the Company recognized a loss of $2,475,000. The loss is based on the present value of the cash flows associated with the current leases. The Company used a risk adjusted interest rate of 7.5% to discount the cash flows and assigned probabilities to various sub-lease scenarios to arrive at a weighted average probability of loss as required by SFAS 146.
      Future minimum lease commitments, net of sublease income, are as follows:

Year Ending December 31,

2005	$3,903,770
2006	5,546,538
2007	5,564,783
2008	4,911,431
2009	5,185,517
Thereafter	54,008,866

$79,120,905

      Under certain of the Company’s collaborative agreements, it is obligated to make specified payments upon achieving specified milestones relating to the development and regulatory approval of Macugen. These contingent payment obligations are not included in the above table.

14.	401(k) Plan
      The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited by the maximum amounts

EYETECH PHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2004
allowable under federal tax regulations. The Company has discretion to make contributions to the plan. However, to date no contributions have been made.

15.	Selected Quarterly Financial Data (Unaudited)

	Quarter Ended

	March 31	June 30	September 30	December 31

2002
Net loss	$(8,747,753)	$(9,631,821)	$(10,697,851)	$(14,096,037)
Net loss attributable to common stockholders	(9,833,552)	(10,717,620)	(11,971,922)	(15,746,650)
Basic and diluted net (loss) per common share*	$(2.69)	$(2.93)	$(3.20)	$(4.22)
2003*
License fees	$833,334	$1,250,001	$1,250,001	$1,250,001
Reimbursement of development costs	6,475,830	9,948,756	11,143,313	9,267,930
Net loss	(5,422,172)	(9,071,789)	(14,308,255)	(11,897,029)
Net loss attributable to common stockholders	(7,681,135)	(11,330,753)	(16,583,830)	(14,263,909)
Basic and diluted net (loss) per common share*	$(2.04)	$(2.88)	$(4.12)	$(3.50)
2004
License fees	1,250,000	1,250,000	1,407,613	1,814,884
Reimbursement of development costs	10,462,600	11,299,799	12,058,749	9,808,259
Net loss	(15,011,745)	(31,021,698)	(24,716,974)	(29,755,389)
Net loss attributable to common stockholders	(15,827,757)	(31,021,698)	(24,716,974)	(29,755,389)
Basic and diluted net (loss) per common share*	(0.57)	(0.77)	(0.60)	(0.72)

*	Per common share amounts for the quarters and full years have been calculated separately. Accordingly, quarterly amounts do not add to the annual amount because of differences in the weighted average common shares outstanding during each period principally due to the effect of the Company’s issuing shares of its common stock during the year.
Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation as their effect is anti-dilutive.

16.	Subsequent Event
      In February 2005, in connection with the approval of Macugen by the FDA in December 2004, the Company issued to Pfizer 344,000 shares of common stock at a purchase price of approximately $43.60 per share. Gross proceeds of this sale were $15,000,000. Pfizer is not obligated to purchase any additional shares of the Company’s common stock.